UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2007

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Federal Home Loan Bank of New York (the "Bank") obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are by regulation the joint and several obligations of the twelve Federal Home Loan Banks. The Federal Home Loan Banks are regulated by the Federal Housing Finance Board (the "Finance Board") and the Finance Board regulations authorize the Finance Board to require any Federal Home Loan Bank to repay all or a portion of the principal of or interest on consolidated obligations for which another Federal Home Loan Bank is the primary obligor. Consolidated obligations are sold to the public through the Office of Finance using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the twelve Federal Home Loan Banks and are not guaranteed by the United States government.

Schedule A sets forth all consolidated obligation bonds and discount notes committed to be issued by the Federal Home Loan Banks, for which the Bank is the primary obligor, on the trade dates indicated, other than discount notes with a maturity of one year or less that are issued in the ordinary course of business. Schedule A also includes any consolidated obligations with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank.

We may elect to change our method of reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing the information in this Current Report on Form 8-K, please note:

• although consolidated obligations issuance is material to the Bank, we have not made a judgment as to the materiality of any particular consolidated obligation or obligations;
• Schedule A does not address any interest-rate exchange agreements (or other derivative instruments) which we may enter into as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported consolidated obligations;
• Schedule A will not enable a reader to track changes in the total consolidated obligations outstanding for which we are the primary obligor because Schedule A generally excludes consolidated obligation discount notes with a maturity of one year or less and does not reflect whether the proceeds from the issuance of the reported consolidated obligations will be used to, among other things, satisfy called or maturing consolidated obligations. We will report the total consolidated obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission; and
• the principal amounts reported on Schedule A represent the principal amount of the reported consolidated obligations at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amount does not account for, among other things, any discounts, premiums or concessions.

Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of April 2007 issued on May 1, 2007 appears below.

May 1, 2007

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

Federal Home Loan Bank of New York Declares a 7.50% Dividend for the First Quarter of 2007

I am pleased to report that our Board of Directors approved a dividend for the first quarter of 2007 at a rate of 7.50% (annualized). The Federal Home Loan Bank of New York’s (Home Loan Bank) dividend rate for the fourth quarter of 2006 was 7.00%. The dollar amount of the first quarter dividend was approximately $67 million. The cash dividend was distributed to members on April 30, 2007.

The dividend reflects the New York Home Loan Bank’s low-risk profile and conservative investment strategy. It represents a payout of approximately 95% of net income for the quarter. Retained earnings as of March 31, 2007, after the dividend payment, will be approximately $308 million. The Home Loan Bank plans to maintain retained earnings at a level to ensure future regulatory compliance and to provide additional protection for the capital of our stockholders.

I am also pleased to announce that the Home Loan Bank complied with Section 404 of the Sarbanes-Oxley Act two years ahead of the requirement. PricewaterhouseCoopers, the independent auditor of the Home Loan Bank, has issued unqualified opinions on both management’s assessment and on the effectiveness of internal control over financial reporting as of December 31, 2006. As an SEC registrant, additional financial and other disclosures may be found on the SEC website at http://www.sec.gov/edgar/searchedgar/webusers.htm.

Advances Averaged $58.8 Billion

For the month of March, advances averaged $58.8 billion. This is a $200 million increase from February. We ended the month at $59.0 billion. I am pleased to report the Board of Directors approved an additional change to the Home Loan Bank’s prepayment policy that could lower the fee associated with the prepayment of Convertible Advances. Effective May 1, the prepayment fee will be reduced when the Convertible Advance is immediately replaced by a new Convertible Advance.

A more detailed letter describing the new prepayment policy will be sent to you this week. For questions on the change of the prepayment fee, please contact Adam Goldstein, Vice President and Director of Marketing and Sales, at (212) 441-6703.

FHFB Appoints Four Public Interest Directors to the FHLBNY

The Federal Housing Finance Board (FHFB) has appointed four outstanding business professionals to serve on our Board. They are: Michael M. Horn, Partner, McCarter & English; Joseph J. Melone, Retired President and CEO of AXA Financial, Inc.; C. Cathleen Raffaeli, President and Managing Director of The Hamilton White Group; and Edwin C. Reed, Chief Financial Officer at the Greater Allen Cathedral of New York. With these appointments, the Board has its full complement of 17 members: 11 elected directors and six appointed directors.

As Home Loan Bank Chairman George Engelke said, "We are delighted with these appointments. These are highly skilled, seasoned individuals who know community banking and understand its complexity and importance."

I would like to commend Ron Hermance, Chairman of the Board’s Corporate Governance Committee, for his exceptional leadership and commitment to identify and recruit the exceptional candidates which were submitted for approval to the FHFB. Four public interest directors were selected under a new process approved by the FHFB in January of this year in which the local Home Loan Banks nominate the public interest directors and the FHFB approves the directors. This innovative procedure further strengthens the strong public/private partnership and helps to keep the Home Loan Bank focused on our mission of advancing housing opportunity and local community development by maximizing the capacity of its community-based member lenders to serve their markets.

We value your loyalty to the Home Loan Bank, and we respect your commitment to your customers. We are profoundly grateful for the opportunity to serve you.

Sincerely,

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1: Schedule A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

May 1, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1	Schedule A